Exhibit 4.3

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF

MCRON ACQUISITION CORP.

This Amendment No. 1 to the Amended and Restated Stockholders’ Agreement of Mcron Acquisition Corp. (this “Amendment”) is made as of March 20, 2015, by and among Mcron Acquisition Corp., a Delaware corporation (the “Company”) and each of the parties identified on the signature pages hereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Stockholders’ Agreement (as defined below).

RECITALS:

WHEREAS, the undersigned parties to this Amendment are parties to that certain Amended and Restated Stockholders’ Agreement, dated as of July 8, 2013, (as it may be amended from time to time, the “Stockholders’ Agreement”), by and among the Company, CCMP Capital Investors II, L.P. (“CCMP II”), CCMP Capital Investors (Cayman) II, L.P. (“CCMP Cayman” and together with CCMP II, the “CCMP Investors”), PE12GVPE (TALON) LTD. (“PE12GVPE”), PE12PXPE (TALON) LTD. (together with PE12GVPE, the “AIMCo Investor”), and each person listed as an “Other Stockholder” on the signature pages thereto or that has subsequently become a party to the Stockholders’ Agreement as an “Other Stockholder”.

WHEREAS, pursuant to this Amendment, the Company and the CCMP Investors desire to amend Section 5.2(a) of the Stockholders’ Agreement as set forth herein;

WHEREAS, pursuant to Section 7.1 of the Stockholders’ Agreement, the Stockholders’ Agreement may be amended with the prior consent of the Company and the CCMP Investors; provided, that such amendment does not adversely affect the rights, privileges or obligations of (i) the Management Stockholders in a manner disproportionate from the effect on the rights, privileges or obligations thereunder of the CCMP Investors, and (ii) the AIMCo Investor in a manner disproportionate from the effect on the rights, privileges or obligations thereunder of the CCMP Investors, or that would reduce or waive any of the rights of the AIMCo Investor thereunder or impose new obligations on the AIMCo Investor, which it does not;

WHEREAS, the parties hereto acknowledge and agree that the amendment to Section 5.2(a) of the Stockholders’ Agreement pursuant to this Amendment requires the consent of the Company, the CCMP Investors and the AIMCo Investor; and

WHEREAS, the execution and delivery of this Amendment by the Company, the CCMP Investors and the AIMCo Investor constitutes the prior written consent of the Company, the CCMP Investors and the AIMCo Investor to the amendment of Section 5.2(a) of the Stockholders’ Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to the Stockholders’ Agreement. The second parenthetical in the first sentence of Section 5.2(a) of the Stockholders’ Agreement is hereby amended and restated in its entirety as follows:

“(other than (i) on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto), or (ii) in connection with an IPO, unless the CCMP Investors are participating therein and, then in the such case, pro rata with the CCMP Investors determined based on the number of Registrable Shares that the CCMP Investors propose to sell in the IPO as compared to the number of outstanding shares of Common Stock held by the CCMP Investors immediately prior to the IPO)”

2. References to the Stockholders’ Agreement. From and after the date of this Amendment, all references in the Stockholders’ Agreement to “this Agreement,” and to all other words referring to the Stockholders’ Agreement (such as “herein,” “hereto,” “herewith” and “hereunder”), shall be deemed to mean and refer to the Stockholders’ Agreement, as amended by this Amendment.

3. Full Force and Effect. Except as modified in the manner described in this Amendment, the Stockholders’ Agreement shall remain in full force and effect.

4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO APPLY. EACH PARTY HERETO AGREES AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, FOR THE PURPOSES OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING RELATING HERETO, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY SUCH COURT.

5. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by facsimile or otherwise) to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Amendment by such party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY:

MCRON ACQUISITION CORP.

By:	/s/ Thomas J. Goeke

Name:	Thomas J. Goeke
Title:	President and Chief Executive Officer

[AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT]

CCMP INVESTORS:

CCMP CAPITAL INVESTORS II, L.P.

By:	CCMP Capital Associates, L.P.
Its:	General Partner

By:	CCMP Capital Associates GP, LLC
Its:	General Partner

By:	/s/ Timothy Walsh

Name:	Timothy Walsh
Title:

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P.
Its:	General Partner

By:	CCMP Capital Associates GP, LLC
Its:	General Partner

By:	/s/ Timothy Walsh

Name:	Timothy Walsh
Title:

[AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT]

AIMCO INVESTOR:

PE12GVPE (TALON) LTD.

By:	/s/ James Ridout

Name:	James Ridout
Title:	Director

PE12PXPE (TALON) LTD.

By:	/s/ James Ridout

Name:	James Ridout
Title:	Director

[AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT]